EXHIBIT 11.1
                                                                  (Page 1 of 2)

                      TEREX CORPORATION AND SUBSIDIARIES
               Amended Computation of Earnings per Common Share
                     In Thousands except per share amounts

                                                    Three Months Ended
                                                        March 31,
                                                   1995           1994

PRIMARY:

NET LOSS                                      $  (1,885)     $ (10,824)
   Less: Accretion of Preferred Stock            (1,729)        (1,380)

Net loss applicable to common stock           $  (3,614)     $ (12,204)

Weighted average shares outstanding
   during the period                              10,310         10,303

Assumed exercise of warrants at
   ratio determined as of June 30, 1994                0 (a)          0 (a)

Assumed exercise of stock options                      0 (a)          0 (a)

Primary shares outstanding                        10,310         10,303


Primary Loss per common share                 $ (0.35)       $ (1.18)



(a) Excluded from the computation because the effect is anti-dilutive.


                                                                   EXHIBIT 11.1
                                                                  (Page 2 of 2)
                      TEREX CORPORATION AND SUBSIDIARIES
               Amended Computation of Earnings per Common Share
                     In Thousands except per share amounts

                                                    Three Months Ended
                                                        March 31,
                                                   1995           1994

FULLY DILUTED:

Net loss                                      $  (1,885)     $ (10,824)
   Less: Accretion of Preferred Stock            (1,729)        (1,380)

Net loss applicable to common stock           $  (3,614)     $ (12,204)

Add: Accretion of Preferred stock assumed
   converted at beginning of period                    0              0

Net income (loss) applicable to common stock  $  (3,614)     $ (12,204)

Weighted average shares outstanding
   during the period                              10,310         10,303

Assumed exercise of warrants at
   ratio reflecting maximum dilution                   0 (a)          0 (a)

Assumed conversion of Preferred Stock                  0 (a)          0 (a)

Assumed exercise of stock options                      0 (a)         0  (a)

Fully diluted shares outstanding                  10,310         10,303

Fully Diluted Loss per common share           $ (0.35)       $ (1.18)


(a) Excluded from the computation because the effect is anti-dilutive.